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Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of United Stationers Inc. and United Stationers Supply Co. (collectively, the "Company") on Form 10-Q for the quarter ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, Randall W. Larrimore, President and Chief Executive Officer, and Kathleen S. Dvorak, Senior Vice President and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer's knowledge:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ RANDALL W. LARRIMORE Randall W. Larrimore President and Chief Executive Officer August 13, 2002
/s/ KATHLEEN S. DVORAK Kathleen S. Dvorak Senior Vice President and Chief Financial Officer August 13, 2002

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  Exhibit 99.1